EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                                                            EASY VOTING OPTIONS:


                                                            VOTE ON THE INTERNET
                                                                      LOG ON TO:
                                                            WWW.PROXY-DIRECT.COM
                                                             OR SCAN THE QR CODE
                                               FOLLOW THE ON-SCREEN INSTRUCTIONS
                                                              AVAILABLE 24 HOURS


                                                                   VOTE BY PHONE
                                                             CALL 1-866-200-5124
                                                FOLLOW THE RECORDED INSTRUCTIONS
                                                              AVAILABLE 24 HOURS


                                                                    VOTE BY MAIL
                                                  VOTE, SIGN AND DATE THIS PROXY
                                                       CARD AND RETURN IT IN THE
                                                           POSTAGE-PAID ENVELOPE




                  Please detach at perforation before mailing.


              INVESCO DISCIPLINED EQUITY FUND (THE "TARGET FUND")
    AN INVESTMENT PORTFOLIO OF AIM EQUITY FUNDS (INVESCO EQUITY FUNDS) (THE "TRUST") PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES (THE "BOARD") PROXY
     FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 17, 2013

The undersigned hereby appoints Philip A. Taylor, John M. Zerr, Sheri Morris and Peter Davidson, and any one of them separately, proxies with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse of this proxy card, at the Special Meeting of Shareholders on October 17, 2013, at 3:00 p.m., Central time, and at any adjournment or postponement thereof, all of the shares of the Target Fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICE INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSAL.

NOTE: IF YOU VOTE BY TELEPHONE OR ON THE INTERNET, PLEASE DO NOT RETURN THIS PROXY CARD.

                                     VOTE VIA THE INTERNET: WWW.PROXY-DIRECT.COM
                                              VOTE VIA TELEPHONE: 1-866-200-5124

                                     ------------------    ---------------------

                                     ------------------    ---------------------

                                     NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                     APPEARS ON THIS

                                     PROXY CARD. When signing as executor,
                                     administrator, attorney, trustee or
                                     guardian or as custodian for a minor,
                                     please give full title as such. If a
                                     corporation, limited liability company, or partnership, please sign in full entity name and indicate the signer's position with the entity.

                                     ___________________________________________
                                     Signature

                                     ___________________________________________
                                     Signature

                                     ___________________________________________
                                     Date



PLEASE VOTE, SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENCLOSED
ENVELOPE.

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

     IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
        SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 17, 2013.
  THE PROXY STATEMENT IS AVAILABLE AT: HTTPS://WWW.PROXY-DIRECT.COM/INV-24860












                  Please detach at perforation before mailing.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING "FOR" THE PROPOSAL.

TO VOTE, MARK A BLOCK BELOW IN BLUE OR BLACK INK.  Example: [X]

To vote in accordance with the Board's recommendation mark this box. No other vote is necessary.


1.    To approve an Agreement and Plan of Reorganization between the Target Fund                FOR     AGAINST     ABSTAIN
      and AT Disciplined Equity Fund (the "Acquiring Fund"), a newly created                    [ ]       [ ]         [ ]
      series of The Advisors' Inner Circle Fund (the "Acquiring Trust"),
      providing for: (a) the acquisition of all of the assets and assumption of all of the liabilities of the Target Fund by the Acquiring Fund in exchange for Institutional Class shares of the Acquiring Fund; (b) the distribution of such shares to the shareholders of the Target Fund; and (c) the liquidation and termination of the Target Fund (the "Reorganization").



2.(a) To approve an interim investment advisory agreement by and between Invesco                FOR     AGAINST     ABSTAIN
      Advisers, Inc. and the Target Trust, on behalf of the Target Fund, which is               [ ]       [ ]         [ ]
      necessary for Invesco Advisers, Inc. to receive the advisory fees held in escrow for its services provided to the Target Fund during the period from the closing date of a transaction in which the Target Fund's portfolio managers will cease to be portfolio managers of the Target Fund's investment adviser (the "Transaction") through the earlier of the closing date of the Reorganization or 150 days from the effective date of the interim agreement.



(b)   To approve an interim sub-advisory agreement by and between Stein Roe                     FOR     AGAINST     ABSTAIN
      Investment Counsel, Inc. and Invesco Advisers, Inc., which is necessary for               [ ]       [ ]         [ ]
      Stein Roe Investment Counsel, Inc., the entity that will employ the Target
      Fund's portfolio managers following the Transaction, to receive the sub-advisory fees held in escrow for its services provided to the Target
      Fund during the period from the closing date of the Transaction through the earlier of the closing date of the Reorganization or 150 days from the effective date of the interim agreement.


PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

    PLEASE VOTE, SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENCLOSED
                                   ENVELOPE.